exhibit 3.2

AMENDED AND RESTATED

BY−LAWS

OF

OVERSEAS SHIPHOLDING GROUP, INC.

ARTICLE I

OFFICES

SECTION 1. Delaware Office. The registered office of the Corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle, State of Delaware, but the location of said office may be changed from time to time, to any other place within the State of Delaware, in the manner provided by law.

SECTION 2. Other Offices. The Corporation may have an office or offices at such other places in the United States or elsewhere as the Board of Directors may from time to time determine.

ARTICLE II

MEETINGS OF STOCKHOLDERS

SECTION 1. Annual Meeting. The annual meeting of stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before said meeting shall be held on the third Tuesday in May or any subsequent date in the months of May or June of each year, the specific date, hour and place, within or without the State of Delaware, to be determined in advance by the Board of Directors and stated in the notice of said meeting. Said meeting may be adjourned from day to day until its business is completed.

SECTION 2. Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time by the President or any Vice President, or by resolution of the Board of Directors, or by the holders of not less than 25% of all outstanding shares entitled to vote on the matter for which the meeting is called, to be held at such date, time and place either within or without the State of Delaware as may be stated in the notice of the meeting or as may be otherwise required by the Certificate of Incorporation of the Corporation. The business transacted at any special meeting shall be limited to the purposes stated in the notice.

SECTION 3. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten nor more than fifty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.

SECTION 4. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or by proxy, shall constitute a quorum at all meetings of the stockholders. If a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present or represented. At such adjourned meeting any business may be transacted that might have been transacted at the original meeting. If any adjournment, whether a quorum is present or not, is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. When a quorum is present at any meeting, directors shall be elected by a majority of the votes cast by the holders of stock entitled to vote thereon and other corporate action shall be authorized by a majority of the votes cast by the holders of stock entitled to vote thereon, unless the question is one upon which by express provision of law or of the Certificate of Incorporation or of these By-Laws a larger or different vote is required, in which case such express provision shall govern. The stockholders present or represented at any duly called and held meeting at which a quorum is present or represented may continue to transact business until adjournment, irrespective of the withdrawal of any stockholders from the meeting.

SECTION 5. Organization. At each meeting of the stockholders, the Chairman of the Board, the President, an Executive Vice President or a Senior Vice President designated for the purpose by the Chairman of the Board of Directors (with priority in the order named), or in the absence of said officers, a chairman chosen by a majority vote of the stockholders present in person or represented by proxy and entitled to vote thereat, shall act as chairman. The Secretary, or in his absence an Assistant Secretary, or in the absence of both the Secretary and an Assistant Secretary, any person designated by the chairman of the meeting, shall act as secretary of the meeting.

SECTION 6. Order of Business. The Order of Business at all meetings of stockholders, unless otherwise determined by a vote of the holders of a majority of the number of shares present in person or represented by proxy thereat, shall be determined by the presiding officer.

At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the annual meeting (1) by or at the direction of the Board of Directors or (2) by any stockholder who is a holder of record at the time of the giving of the notice provided for in this Article II, Section 6, who is entitled to vote at the meeting and who complies with the procedures set forth in this Article II, Section 6.

For business properly to be brought before an annual meeting of stockholders by a stockholder, the stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the date of the immediately preceding annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice by the stockholder to be timely must be so delivered or received not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. To be in proper written form, a stockholder’s notice to the Secretary shall set forth in writing as to each matter the stockholder proposes to bring before the annual meeting: (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (2) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business; (3) the series and number of shares of stock of the Corporation which are beneficially owned by the stockholder; (4) any material interest of the stockholder in such business; and (5) if the stockholder intends to solicit proxies in support of such stockholder’s proposal, a representation to that effect. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal at an annual meeting and such stockholder’s proposal has been included in a proxy statement that has been prepared by management of the Corporation to solicit proxies for such annual meeting; provided, however, that if such stockholder does not appear or send a qualified representative to present such proposal at such annual meeting, the Corporation need not present such proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Article II, Section 6. The presiding officer of an annual meeting may refuse to permit any business to be brought before an annual meeting which fails to comply with the foregoing procedures or, in the case of a stockholder proposal, if the stockholder solicits proxies in support of such stockholder’s proposal without having made the representation required by clause (5) above.

SECTION 7. Proxies and Voting of Shares. Except as otherwise provided in the Certificate of Incorporation of the Corporation, and subject to the provisions and limitations herein and therein contained, at all meetings of the stockholders each stockholder of record shall be entitled to cast one vote for each share of stock held by him of record, as shown on the record of stockholders of the Corporation. At any meeting of stockholders, each stockholder entitled to vote any shares on any matter to be voted upon at such meeting may exercise such voting right either in person or by proxy appointed by an instrument in writing, which shall be filed with the secretary of the meeting before being voted. Except as otherwise expressly required by statute, the vote on any question need not be by written ballot.

SECTION 8. Action by Consent of Stockholders. Except as otherwise provided by law, any action required by law to be taken at any annual or special meeting of stockholders or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III

DIRECTORS

SECTION 1. Power and Duties of the Board of Directors. The Board of Directors shall have the general management of the affairs, property and business of the Corporation and may adopt such rules and regulations for that purpose and for the conduct of their meetings as they may deem proper. The Board of Directors may exercise and shall be vested with the powers of the Corporation insofar as not inconsistent with law, the Certificate of Incorporation or with these By-Laws.

SECTION 2. Number and Qualifications. The authorized number of directors shall be set forth in the Certificate of Incorporation, within the limits set forth therein, may be changed by the affirmative vote of a majority of the whole Board of Directors at any regular or special meeting of the Board of Directors, provided that the number of directors shall not be reduced by action of the Board of Directors below the number of directors then in office. Directors need not be stockholders of the Corporation. No more of the directors than a minority of the number necessary to constitute a quorum shall be persons other than citizens of the United States.

SECTION 3. Notification of Nominations. Nominations for the election of directors may be made by the Board of Directors or by any stockholder who is a stockholder of record at the time of giving of the notice of nomination provided for in this Article III, Section 4 and who is entitled to vote for the election of directors. Any stockholder of record entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if timely written notice of such stockholder’s intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation (1) with respect to an election to be held at an annual meeting of the stockholders, not less than 60 days nor more than 90 days prior to the first anniversary of the date of the immediately preceding annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice by the stockholder to be timely must be so delivered or received not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made; and (2) with respect to an election to be held at a special meeting of the stockholders for the election of directors, not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees to be elected at such meeting. Each such notice shall set forth: (1) the name and address, as they appear on the Corporation’s books, of the stockholder who intends to make the nomination and the name and address of the person or persons to be nominated; (2) the class and/or series and number of shares of stock of the Corporation which are beneficially owned by the stockholder; (3) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote in the election of directors and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (4) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (5) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; (6) the executed written consent of each nominee to serve as a director of the Corporation if so elected; and (7) if the stockholder intends to solicit proxies in support of such stockholder’s nominee(s), a representation to that effect. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure or if the stockholder solicits proxies in favor of such stockholder’s nominee(s) without having made the representations required by the immediately preceding sentence. Only such persons who are nominated in accordance with the procedures set forth in this Article III, Section 4 shall be eligible to serve as directors of the Corporation.

Notwithstanding anything in the immediately preceding paragraph of this Article III, Section 4 to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting of the stockholders is increased and there is no public announcement naming all of the nominees for directors or specifying the size of the increased Board of Directors made by the Corporation at least 90 days prior to the first anniversary of the date of the immediately preceding annual meeting, a stockholder’s notice required by this Article III, Section 4 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to or mailed to and received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

SECTION 4. Place of Meeting. The Board of Directors may hold its meetings at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine or, in the absence of such determination, as may be specified in the call of any meeting.

SECTION 5. Regular Meetings. After each annual meeting of stockholders for the election of directors or as soon thereafter as may be convenient, the newly elected Board of Directors shall meet for the purpose of organization and the transaction of such other business as may properly come before the meeting. Such meeting shall be held at the place where the annual meeting of stockholders was held at which the directors were elected, or at such other place as may have been designated by the Board of Directors or as may be fixed by consent of all of the newly elected directors. Notice of such meeting need not be given. Regular meetings of the Board of Directors shall be held at such time and place, either within or outside of the State of Delaware, as may be determined by resolution of the Board of Directors. No notice of a regular meeting need be given and any business may be transacted at a regular meeting, except as otherwise provided by law, the Certificate of Incorporation or these By-Laws.

SECTION 6. Special Meetings. Special meetings of the Board of Directors may be called from time to time by the Chairman of the Board, the President, or an Executive Vice President, and shall be called by them at the written request of a majority of directors representing. Each special meeting of the Board of Directors shall be held at such date, time, and place, either within or outside of the State of Delaware, as shall be designated in the call of such meeting.

SECTION 7. Notice of Special Meeting. Notice of a special meeting of the Board of Directors, stating the place, date and hour thereof, shall be given by mail, facsimile, or electronic means addressed to each director at his residence or business address not less than two days before the day of the meeting. Except as otherwise required by statute or these By-Laws, no notice or waiver of notice of a special meeting of the Board of Directors need state the purpose or purposes of such meeting, and any business may be transacted thereat.

SECTION 8. Quorum. A majority of the directors then in office, but in no event less than one-third of the whole Board of Directors, shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, except as otherwise provided in Article VII, Section 1. If less than a quorum be present at a meeting, the directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present. Except as otherwise provided by law, by the Certificate of Incorporation or by these By-Laws, when a quorum is present at any meeting of the Board of Directors, a majority of the directors present at such meeting shall decide any question brought before such meeting and the action of such majority shall be deemed to be the action of the Board of Directors.

SECTION 9. Organization. At each meeting of the Board of Directors, the Chairman of the Board or, in the absence of the Chairman of the Board, the Lead Director (if a Lead Director shall have previously been chosen by the independent directors) shall act as chairman of the meeting. The Secretary, or in his absence an Assistant Secretary, or in the absence of both the Secretary and an Assistant Secretary, any person designated by the President or other person presiding at the meeting, shall act as secretary of the meeting.

SECTION 10. Compensation of Directors. The Board of Directors shall have authority to fix the compensation of directors for services in any capacity.

SECTION 11. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or by any committee thereof may be taken without a meeting, if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

ARTICLE IV

COMMITTEES

SECTION 1. Committees. The Board of Directors may, by resolution or resolutions adopted by a majority of the whole Board of Directors, designate one or more committees, each such committee to consist of one or more of the directors of the Corporation, and to have only such powers as may be provided in said resolution or resolutions; provided that any such committee shall not be entitled to exercise all the powers and authority of the Board of Directors, and the Board of Directors may not designate any committee that shall have the authority to exercise all such powers.

ARTICLE V

OFFICERS

SECTION 1. Executive Officers. The executive officers of the Corporation shall be elected by the Board of Directors and shall be a Chairman of the Board, a President, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, a Treasurer, a Controller and a Secretary. (Reference in these By-Laws to the “Vice Presidents” shall, unless the context indicates otherwise, be deemed to include the Executive Vice President, the Senior Vice Presidents and the Vice Presidents.) Any number of offices may be held by the same person but no officer shall execute, acknowledge or verify any instrument in more than one capacity. The powers and duties of the officers shall be as specified in these By-Laws or as may from time to time be determined by the Board of Directors.

SECTION 2. Election and Term. The executive officers shall be elected by the Board of Directors at the first meeting thereof following the initial appointment of the Board of Directors after each annual meeting of stockholders. Each executive officer shall be elected to serve until the next annual meeting of the Board of Directors and until his successor shall have been duly elected and shall qualify.

SECTION 3. Other Officers. The Board of Directors may also appoint such other officers and agents as it may deem necessary for the transaction of the business of the Corporation. Such officers and agents shall hold office for such period, have such authority and perform such duties as shall be determined from time to time by the Board of Directors.

SECTION 4. The President. The President shall, if so requested by the Chairman of the Board, preside at all meetings of stockholders and of the Board of Directors, and shall keep the Board of Directors fully informed and shall freely consult with them concerning the business of the Corporation. He shall be the chief executive officer of the Corporation, and, subject to the control of the Board of Directors, shall have general direction and supervision over the business and affairs of the Corporation and, in general, perform all duties incident to the office of President and such other duties as from time to time may be assigned to him by the Board of Directors. The President shall at all times be a citizen of the United States.

SECTION 5. Chairman of the Board. The Chairman of the Board shall have such duties as may be prescribed by the Board from time to time. If present, the Chairman of the Board shall preside at all meetings of the stockholders and the Board of Directors. The Chairman of the Board shall at all times be a citizen of the United States.

SECTION 6. Vice Presidents. The Executive Vice Presidents and the Senior Vice Presidents, and the other Vice Presidents, in that order and within that order, in order of seniority or as appointed by the Board of Directors, shall in the absence of the President perform all of the duties and exercise all of the powers of the President, to the extent and in the respects authorized by the Board of Directors or these By-Laws, and each of them shall have such duties as from time to time may be assigned to him by the Board of Directors. No person who is not a citizen of the United States may act in the absence or disability of the President.

SECTION 7. The Treasurer. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation, and deposit all such funds in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these By-Laws; at all reasonable times exhibit his books of account and records to any of the directors of the Corporation upon application during business hours at the place where such books and records are kept; receive, and give receipts for, monies due and payable to the Corporation from any source whatsoever; and in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors or the President.

SECTION 8. The Controller. The Controller shall keep or cause to be kept at the principal place of business of the Corporation, and shall be responsible for the keeping of, correct records of the business and transactions of the Corporation and shall exhibit such records to any of the directors or the President or Treasurer of the Corporation upon application during business hours at the office of the Corporation where such records are kept.

SECTION 9. The Secretary. The Secretary shall record or cause to be recorded in books provided for the purpose all the proceedings of the meetings of the Board of Directors and the stockholders of the Corporation; shall attend to the giving of all notices of such meetings in accordance with the provisions of these By−Laws and as required by law; shall be custodian of the records (other than financial) and of the seal of the Corporation and have authority to affix the seal to all documents the execution of which on behalf of the Corporation is duly authorized in accordance with the provisions of these By-Laws; and in general, shall perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned to him by the Board of Directors or the President.

SECTION 10. Compensation. The compensation of the executive officers of the Corporation shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving compensation by reason of the fact that he is also a director of the Corporation or a member of any committee.

SECTION 11. Tax Returns. Unless otherwise provided by the Board of Directors, the President, any of the Vice Presidents, the Treasurer, the Controller or the Secretary shall be authorized to sign tax returns on behalf of the Corporation.

ARTICLE VI

RESIGNATIONS AND REMOVALS

SECTION 1. Resignations. Any director or officer of the Corporation may resign as such at any time by giving written notice to the Board of Directors or to the President or to the Secretary of the Corporation, and any member of any committee may resign at any time by giving notice either as aforesaid or to the Committee of which he is a member or to the chairman thereof. Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

SECTION 2. Removals. The stockholders at any meeting called for the purpose, by vote of the majority of the outstanding stock entitled to vote, may at any time remove any director with or without cause. The Board of Directors by vote of not less than a majority of the whole Board of Directors may at any time with or without cause remove from office any officer or committee member elected or appointed by it.

ARTICLE VII

VACANCIES

SECTION 1. Among Directors. If the office of any director becomes vacant at any time by reason of death, resignation, retirement, disqualification, removal from office, increase in the number of directors, or otherwise, a majority of the directors then in office, although less than a quorum, or the sole remaining director, shall have the exclusive right to choose a successor to fill such vacancy, and any director so chosen shall hold office, subject to the provisions of these By-Laws, until the next annual election of directors and until his successor shall be duly elected and shall qualify.

SECTION 2. Among Officers, etc. If the office of the Chief Executive Officer, President, the Chairman of the Board, any of the Vice Presidents, the Treasurer, the Controller or the Secretary, or of any other officer or member of any committee, becomes vacant at any time by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, the Board of Directors shall have the exclusive right to fill such vacancy or vacancies.

ARTICLE VIII

CITIZENSHIP OF THE CORPORATION

SECTION 1. General Authority. As authorized by the Certificate of Incorporation of the Corporation, (i) the Board of Directors has adopted certain Citizenship Policies in order to satisfy and demonstrate compliance with the Citizenship Rules, as defined in the Certificate of Incorporation of the Corporation, and (ii) the Board of Directors may establish from time to time revise the Citizenship Policies and establish and implement appropriate and timely monitoring, counting and related procedures and protocols to evidence compliance with the Citizenship Rules and the Citizenship Policies, as it may deem desirable for the purposes of implementing the provisions of Section D of Article FOURTH of the Certificate of Incorporation of the Corporation and this Article VIII.

SECTION 2. Minimum U.S. Ownership. The outstanding shares of the Corporation shall at all times be owned by citizens of the United States to such extent as will, in the judgment of the Board of Directors, reasonably assure the preservation of the Corporation’s status as a United States citizen within the meaning of the Citizenship Rules, or any successor rules or statutes applicable to the business being conducted by the Corporation. The Board of Directors may restrict any original issuance of shares of the Corporation to citizens of the United States as defined in the Certificate of Incorporation of the Corporation (“U.S. Citizens”), and, in any event, shall from time to time establish, as a condition to the issuance or transfer of shares of the Corporation to non−U.S. Citizens, the minimum percentage of the total outstanding shares of the Corporation which shall be owned by U.S. Citizens (the “Minimum U.S. Ownership”), which minimum percentage may, in the discretion of the Board of Directors, exceed the minimum percentage required by law. The Board of Directors has ratified and confirmed in the Citizenship Policies its prior resolution that 77% is and shall be the percentage of Minimum U.S. Ownership. Nothing herein shall be deemed to preclude ownership by U.S. Citizens of shares of the Corporation in excess of the Minimum U.S. Ownership.

ARTICLE IX

CAPITAL STOCK

SECTION 1. Form and Issuance. Subject to Article VIII of these By-Laws, certificates of stock shall be issued in such form as may be approved by the Board of Directors and shall be signed by, or in the name of the Corporation by, the President or any of the Vice Presidents, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation; provided, however, that if any such certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or, (2) by a registrar other than the Corporation or its employee, the signatures of the officers of the Corporation and the seal of the Corporation on such Certificate may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

The Corporation shall be entitled to treat the holder of record of any shares or shares of stock as the owner in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has actual or other notice thereof, save as provided by the laws of the State of Delaware.

The Board of Directors may authorize the issue of some or all of the shares of any or all of the Corporation’s classes or series without certificates. The authorization shall not affect shares already represented by certificates until they are surrendered to the Corporation. Within a reasonable time after the issue or transfer of shares without certificates, upon the request of any stockholder, the Corporation shall send the stockholder a written statement of the information required by the DGCL to be on physical share certificates of the Corporation.

SECTION 2. Transfer of Shares of Stock. Except as otherwise provided in the Certificate of Incorporation or in these By-Laws, shares of stock shall be transferable on the books of the Corporation by the holder thereof or by his attorney thereunto duly authorized upon the surrender and cancellation of certificates or electronic book entry, in the case of uncertificated shares, for a like number of shares.

SECTION 3. Old Certificates to be Cancelled; Lost, Stolen, or Destroyed Certificates. Except in cases of lost, stolen or destroyed certificates, and in that case only after conforming to the requirements hereinafter provided, no new certificates shall be issued until the former certificate for the shares represented thereby shall have been surrendered and canceled.

Any person claiming a certificate of stock to be lost or destroyed shall make such affidavit or affirmation of that fact as the Board of Directors may require and at the option of the Board of Directors shall give the Corporation and/or its transfer agent or agents, registrar or registrars, a bond of indemnity, in the form and with one or more sureties satisfactory to the Board of Directors, or other indemnification satisfactory to the Board of Directors, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to have been lost or destroyed, and, if required by the Board of Directors, a final order or decree of a court of competent jurisdiction of the right of any such person to receive a new certificate shall be procured.

SECTION 4. Fixing of Record Date. Other than as provided in the Certificate of Incorporation or in these By-Laws, in order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty, nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. Only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend or other distribution, or to receive such allotment of rights, or to exercise such rights in respect of any such change, conversion or exchange of stock, or to participate in such other action or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 5. Regulations. The Board of Directors may make such regulations as it may deem expedient concerning the issue, transfer and registration of stock and may from time to time appoint such transfer agents or registrars of shares as it may deem advisable and may define their powers and duties.

ARTICLE X

NEGOTIABLE INSTRUMENTS, CONTRACTS, ETC.

SECTION 1. Signatures on Checks, Etc. All checks, drafts, bills of exchange, notes or other instruments or orders for the payment of money or evidences of indebtedness shall be signed for or in the name of the Corporation by such officer or officers, person or persons, as the Board of Directors may from time to time designate by resolution, and in the absence of such resolution by the President or any of the Vice Presidents.

SECTION 2. Execution of Contracts. The President or any of the Vice Presidents, and any other officer or officers that the Board of Directors may designate, shall have full authority in the name of and on behalf of the Corporation to enter into any contract or execute and deliver any instruments or notes, or other evidences of indebtedness unless such authority shall be limited by the Board of Directors to specific instances.

SECTION 3. Bank Accounts. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select or as may be selected by any officer or officers, agent or agents of the Corporation to whom such power may from time to time be delegated by the Board of Directors.

ARTICLE XI

CORPORATE SEAL

The seal of the Corporation shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal — Delaware.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced in any manner whatsoever.

ARTICLE XII

FISCAL YEAR

The fiscal year of the Corporation shall end on such date as may be determined by the Board of Directors.

ARTICLE XIII

VOTING OF STOCK HELD

Unless otherwise provided by resolution of the Board of Directors, the President or any of the Vice Presidents may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes that the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation or association, any of whose stock or securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation or association, or to consent in writing to any action by any such other corporation or association, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consents, and may execute or cause to be executed on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, consents, waivers or other instruments as he may deem necessary or proper in the premises; or the President or any of the Vice Presidents may himself attend any meeting of the holders of stock or other securities of any such other corporation or association and thereat vote or exercise any or all other powers of the Corporation as the holder of such stock or other securities of such other corporation or association, or may consent in writing to any action by any such other corporation or association.

ARTICLE XIV

AMENDMENTS

The Board of Directors at any regular meeting or special meeting called for the purpose, and the stockholders at any annual meeting or special meeting called for the purpose, may make, alter, amend or repeal the By-Laws of the Corporation or any of them and, in the latter case, provided that notice of such alteration, amendment or repeal or adoption of new By-Laws is contained in the notice of such meeting of stockholders; provided that the Board of Directors may not alter, amend or repeal any provision of (i) Article II, Section 4, (ii) Article III, Sections 3 and 6, (iii) Article IV, Section 1 or (iv) this Article XIV without the affirmative vote of the majority of the outstanding stock entitled to vote on such matters; provided further that the Board of Directors may not alter, amend or repeal any provision of Article II, Sections 2 and 8 without the affirmative vote of the holders of two-third or more of the outstanding stock entitled to vote on such matters.

ARTICLE XV

INDEMNIFICATION

SECTION 1. Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended to increase the scope of such permitted indemnification, any person (a “Covered Person”) who was or is made or is threatened to be made a party to or a witness in or is otherwise involved in any action, suit, claim, inquiry or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Corporation) and whether formal or informal (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation or of a partnership, joint venture, trust, nonprofit entity or other entity, including service with respect to employee benefit plans, against all liability and loss suffered, and expenses (including attorneys’ fees) actually and reasonably incurred, by such Covered Person in connection with such Proceeding. Notwithstanding the preceding sentence, the Corporation shall be required to indemnify or advance expenses to a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person (and not by way of defense) against the Corporation only if the commencement of such Proceeding (or part thereof) by the Covered Person (i) was authorized in the specific case by the Board of Directors, or (ii) was brought to establish or enforce a right to indemnification under these By-Laws, the Corporation’s Certificate of Incorporation, any agreement, the Delaware General Corporation Law or otherwise.

SECTION 2. Prepayment of Expenses. The Corporation shall, to the fullest extent not prohibited by applicable law as it presently exists or may hereafter be amended to be more permissive, pay the expenses (including attorneys’ fees) actually and reasonably incurred by a Covered Person who was or is made or is threatened to be made a party to or a witness in or is otherwise involved in any Proceeding, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation or of a partnership, joint venture, trust, nonprofit entity or other entity, including service with respect to employee benefit plans in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article XV or otherwise.

SECTION 3. Claims. If a claim for indemnification (following the final disposition of such action, suit or proceeding) or advancement of expenses under this Article XV is not paid in full within thirty days after a written claim therefor by the Covered Person has been presented to the Corporation, the Covered Person may file suit against the Corporation to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In addition, the Covered Person may file suit against the Corporation to establish a right to indemnification or advancement of expenses. In any such action the Corporation shall have the burden of proving by clear and convincing evidence that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

SECTION 4. Non-exclusivity of Rights. The rights conferred on any Covered Person by this Article XV shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these By-Laws, agreement, any insurance policy, vote of stockholders or disinterested directors or otherwise.

SECTION 5. Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced to the extent such Covered Person has otherwise actually received payment (under any insurance policy or otherwise) of the amounts otherwise payable by the Corporation.

SECTION 6. Amendment or Repeal. Any repeal or modification of the provisions of this Article XV shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

SECTION 7. Other Indemnification and Prepayment of Expenses. This Article XV shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

ARTICLE XVI

FORUM FOR ADJUDICATION OF DISPUTES

Unless the corporation consents in writing to the selection of an alternative forum, the State and Federal court located in the State of Delaware shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation's stockholders, (c) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (d) any action asserting a claim governed by the internal affairs doctrine, shall be a state or federal court located within the state of Delaware, in all cases subject to the court having personal jurisdiction over the parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this ARTICLE XVI.